Exhibit 99.1

Safeguard Scientifics Renews Share Repurchase Program

Reiterates Confidence in Long-Term Strategy

WAYNE, Pa.--(BUSINESS WIRE)--November 21, 2011--Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, today announced that its Board of Directors has renewed its prior authorization of a share repurchase program.

Safeguard’s Board of Directors has reauthorized the Company, from time to time and depending on market conditions, to repurchase shares of its outstanding common stock, with up to an aggregate value of $10 million. These repurchases will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission and other applicable legal requirements. The manner, timing and amount of any purchases will be determined by Safeguard based upon an evaluation of market conditions, stock price and other factors. The Board’s authorization does not obligate Safeguard to acquire any particular amount of common stock; may be modified or suspended at any time at Safeguard’s discretion; and replaces any prior repurchase authorization.

Stephen T. Zarrilli, Senior Vice President and Chief Financial Officer of Safeguard said, “In May 2008, our board approved a share repurchase of up to $10 million, pursuant to which Safeguard repurchased an aggregate of 163,000 shares for the aggregate amount of $1.3 million. Since those share repurchases were undertaken we also have repurchased approximately $81.6 million in face value of convertible debt. Safeguard’s debt to equity ratio has moved from 1:1 at March 31, 2008 to 1:8. The reauthorization of this share repurchase program provides management with the flexibility to consider share repurchases in the future. However, management still believes that multiple opportunities exist to deploy capital in new and existing partner companies capable of producing meaningful future returns.”

Zarrilli continued, “As we stated during our third quarter 2011 results conference call, at September 30, Safeguard’s interests in its 13 partner companies represented an aggregate of $167 million in capital deployed, and our net cash, cash equivalents and marketable securities totaled $235 million. This amount of cash provides a meaningful base of capital, but not an amount we consider excessive in relation to opportunities for capital deployment being presented to us. Although we can’t predict or guarantee that we will produce any particular level of return, if any, since January 1, 2006 Safeguard’s aggregate cash-on-cash returns have averaged 2.4x for exit transactions and write-offs relating to partner company relationships created by our current management since January 2006. Applying this aggregate track record to existing and future capital deployed provides a potential assessment of future value.”

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative life sciences and technology companies. Safeguard targets life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine, Specialty Pharmaceuticals and selected healthcare services, and technology companies in Internet / New Media, Financial Services IT, Healthcare IT and selected business services with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information, please visit our website at www.safeguard.com, our blog at blog.safeguard.com, download our web app at app.safeguard.com, or you can follow us on Twitter (twitter.safeguard.com), LinkedIn (linked.safeguard.com) or YouTube (youtube.safeguard.com).

Forward-Looking and Cautionary Statements

Statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Such forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute against stated strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K . Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

CONTACT:
Safeguard Scientifics, Inc.
John E. Shave, 610-975-4952
Vice President, Business Development and Corporate Communications